UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 5, 2007

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31257	33-0986820
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1700 E. St. Andrew Place
Santa Ana, CA		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 5, 2007, Advanced Medical Optics, Inc., a Delaware corporation (“AMO”), Ironman Merger Corporation (“Merger Sub”), a wholly owned subsidiary of AMO and a Delaware corporation, and IntraLase Corp., a Delaware corporation (“IntraLase”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), as announced in the attached joint press release dated January 8, 2007.  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into IntraLase, with IntraLase continuing as the surviving corporation and becoming a wholly owned subsidiary of AMO (the “Merger”).  The Board of Directors of AMO has approved the Merger and the Merger Agreement.

In connection with the Merger, each share of IntraLase common stock that is outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $25.00 in cash without interest (the “Merger Consideration”).  At the Effective Time, each outstanding option to purchase IntraLase common stock pursuant to the IntraLase stock plans, other than the 2004 Employee Plan (each, a “IntraLase Stock Option” or collectively “IntraLase Stock Options”), to the extent not already fully vested and exercisable, shall become fully vested and exercisable immediately prior to consummation of the Merger, and shall be converted into and shall become the right to receive, in full and complete satisfaction and cancellation thereof, a cash payment per IntraLase Stock Option, without interest, in an amount that shall be determined by multiplying (A) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such IntraLase Stock Option, by (B) the number of shares of IntraLase common stock that are purchasable on exercise of such IntraLase Stock Option prior to the Effective Time but subsequent to any acceleration of vesting, less any mandatory tax withholdings (the “Option Payment”). At the Effective Time, all outstanding IntraLase Stock Options (including any IntraLase Stock Option for which no payment shall be due thereunder) shall be canceled and be of no further force or effect except for the right to receive the Option Payment.

At December 31, 2006, there were 28,888,487 shares of IntraLase common stock outstanding.

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for the status as a contractual document that establishes and governs the legal relations among the parties described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Merger Agreement were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Merger Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules to the Merger Agreement that the parties exchanged in connection with the signing of the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in AMO’s or IntraLase’s public disclosures.

The completion of the Merger is subject to various customary conditions, including obtaining the approval of the IntraLase stockholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Act.

On January 5, 2007, AMO entered into a commitment letter (the “Commitment Letter”) with UBS Loan Finance LLC (“UBS”), UBS Securities LLC (“UBSS”), Bank of America, N.A. (“BA”), Banc of America Securities LLC (“BAS”) and Goldman Sachs Credit Partners L. P (“GSCP”).  UBS, BA and GSCP (collectively, the “Initial Lenders”) commit to provide AMO, subject to the terms and conditions of the Commitment Letter, with (i) a senior secured term loan facility of $600 million and (ii) a senior secured revolving credit facility of $300 million.  Loans will bear interest at either (i) the higher of the Federal Funds rate, as published by the Federal Reserve Bank of New York, plus ½ of 1% and the prime commercial lending rate of BA or (ii) LIBOR, in each case,  plus a certain margin.

Item 8.01.  Other Information

Concurrent with the execution of the Merger Agreement, each of James A. Lightman, Gilbert H. Kliman, M.D., Frank M. Fischer, Jay T. Holmes, Robert J. Palmisano, Shelley B. Thunen, P. Bernard Haffey, Charline Gauthier, Michael Ball, William J. Link, Ph.D., Brentwood Associates IX, L.P. and Brentwood Affiliates Fund II, L.P. (collectively the “Principal Stockholders”) entered into Voting Agreements, dated as of January 5, 2007 (the “Voting Agreements”) with AMO, pursuant to which, among other things, each such Principal Stockholder has agreed to vote (or execute proxies with respect to) the shares of IntraLase common stock specified in the Voting Agreement by such Principal Stockholder in favor of the adoption of the Merger Agreement and the approval of the Merger as provided for in the Merger Agreement, on the terms and subject to the conditions set forth in the Voting Agreements.  The shares of IntraLase common stock that the Principal Stockholders have agreed to vote in favor of the Merger represent a minimum of approximately 7.4% of the total issued and outstanding shares of IntraLase common stock as of the close of business on January 5, 2007.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and Commitment Letter, copies of which are filed herewith as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.  A copy of the joint press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of January 5, 2007, by and among Advanced Medical Optics, Inc., a Delaware corporation (“AMO”), Ironman Merger Corporation, a wholly owned subsidiary of AMO and a Delaware corporation, and IntraLase Corp., a Delaware corporation, (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1

Bank Facilities Commitment Letter, dated January 5, 2007, from UBS Loan Finance LLC, UBS Securities LLC, Bank of America, N.A, Banc of America Securities LLC and Goldman Sachs Credit Partners L. P. to Advanced Medical Optics, Inc.

99.1	Joint press release issued by AMO and IntraLase dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Medical Optics, Inc.

By:	/s/ Aimee S. Weisner
Aimee S. Weisner
Corporate Vice President, General Counsel and
Secretary

Date: January 10, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of January 5, 2007, by and among Advanced Medical Optics, Inc., a Delaware corporation, Ironman Merger Corporation, a wholly owned subsidiary of AMO and a Delaware corporation, and IntraLase Corp., a Delaware corporation (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1

Bank Facilities Commitment Letter, dated January 5, 2007, from UBS Loan Finance LLC, UBS Securities LLC, Bank of America, N.A, Banc of America Securities LLC and Goldman Sachs Credit Partners L. P. to Advanced Medical Optics, Inc.

99.1	Joint press release issued by AMO and IntraLase dated January 8, 2007.